Exhibit 99.1

PRESS RELEASE

Contacts: Joanne Carson (Media) Carsonj@dnb.com 973.921.5610	Sandy Parker (Investors/Analysts) Parkerr@dnb.com 973.921.5693

D&B Reports 2002 Fourth Quarter and Full Year Results

•	Fourth quarter EPS of 84 Cents Per Diluted Share, Up 25 Percent

•	Full Year EPS of $2.15 Before Restructuring Charges of 28 Cents, or $1.87 As Reported After Restructuring Charges

•	Results reflect non-cash restatement for revenue recognition

•	Reaffirms previous 2003 revenue and EPS guidance

Murray Hill, NJ – February 5, 2003 – D&B (NYSE: DNB), the leading provider of global business information and technology solutions, today reported diluted earnings per share for the quarter ending December 31, 2002, of 84 cents, up 25 percent from 67 cents in the prior year quarter. For the year, D&B had diluted earnings per share of $2.15 before restructuring charges totaling 28 cents. After restructuring charges, 2002 EPS was $1.87, up 2 percent from $1.84 in the prior year. Restructuring charges and one-time items, collectively referred to as “net charges,” are further described below. (See Schedule 1 for results as reported after net charges, Schedule 2 for results before net charges, and Schedule 3 for details of net charges.)

D&B’s Fourth Quarter 2002 Results

Core revenue (defined as reported revenue less revenue from divested businesses, as described on Schedule 3) was $356.1 million for the quarter, up 4 percent from the year-ago period before the effect of foreign exchange and up 6 percent after the effect of foreign exchange. This core revenue growth reflects 1 percent growth in Risk Management Solutions, 5 percent growth in Sales & Marketing Solutions, and 35 percent growth in Supply Management Solutions. The Company’s acquisition of Data House in the third quarter of 2002 contributed approximately one point of revenue growth in the fourth quarter.

Total revenue in the fourth quarter of 2002 was up 3 percent before the effect of foreign exchange and up 6 percent after the effect of foreign exchange.

D&B continued to make progress in migrating its product delivery to the Web, a more efficient delivery channel. In the fourth quarter, D&B delivered 65 percent of its core revenue over the Web, up from 59 percent in the 2002 third quarter, and from 33 percent in the fourth quarter of 2001.

Operating income for the fourth quarter was $107.3 million, up 13 percent from the year-ago period before 2001 net charges, and up 31 percent as reported after 2001 net charges. The growth in operating income reflects the benefits of the Company’s revenue growth and ongoing financial flexibility initiatives.

Non-operating income (expense) – net for the fourth quarter was $(1.9) million of expense, including a gain of $2.4 million related to the sale of the Company’s Korean operations. For the prior year quarter, Non-operating income (expense) – net was $9.0 million of income, including gains totaling $13.3 million related to sales of the Company’s businesses in Australia, New Zealand and South Africa.

Net income for the quarter was $64.3 million, up 20 percent from the year-ago period before 2001 net charges and up 19 percent after 2001 net charges.

“We feel good about our progress in implementing our Blueprint for Growth strategy,” said Allan Z. Loren, chairman and chief executive officer of D&B. “Despite challenging economic conditions in the United States and Europe, each of our customer solution sets contributed to our growth in the fourth quarter and for the year as a whole. As we expected, our investments to drive revenue growth have begun to gain traction.”

“In addition, our profitability improved, driven by revenue growth and our financial flexibility initiatives,” Loren continued. “Our international business had its most profitable performance in over 5 years. We are clearly creating value for our shareholders as we transform D&B into a growth company with an important presence on the Web. With our progress to-date and our ability to invest in our business, we are confident that we will see continued growth in 2003 and beyond.”

Fourth-Quarter Segment Results

North America

North America’s fourth-quarter core revenue was $245 million, up 7 percent from the prior year period. This growth reflects strength in all customer solution sets, with Risk Management Solutions up 3 percent, Sales & Marketing Solutions up 10 percent, and Supply Management Solutions up 27 percent.

North America’s operating income for the quarter was $99.3 million, up 13 percent from $87.8 million in the prior year quarter, reflecting improved profitability as a result of the Company’s revenue growth and financial flexibility initiatives.

Europe

Europe’s fourth-quarter core revenue was $102.4 million, down 4 percent over the 2001 fourth quarter, as European market conditions continued to deteriorate. Risk Management Solutions was down 2 percent and Sales & Marketing Solutions was down 18 percent, while Supply Management Solutions was up 84 percent. These results include $5.3 million of Risk Management Solutions revenue contributed in the 2002 quarter by the acquisition of Data House. Growth rates are all before the effect of foreign exchange.

Europe’s fourth-quarter core revenue was up 5 percent after the effect of foreign exchange.

Europe’s operating income for the quarter was $24.1 million, up 17 percent over the prior year quarter despite the revenue decline, reflecting the lower cost base associated with the Company’s financial flexibility initiatives.

Asia Pacific/Latin America (“APLA”)

APLA’s fourth-quarter core revenue was $8.7 million, in line with the prior year quarter. This result reflects an 18 percent increase in Sales & Marketing Solutions partially offset by a 5 percent decline in Risk Management Solutions. Growth rates are before the effect of foreign exchange.

APLA’s fourth-quarter core revenue was down 6 percent after the effect of foreign exchange.

APLA’s operating income for the quarter was $1.5 million, compared with an operating loss of $0.3 million in the prior year quarter.

(See Schedule 4 for revenue by product line for each geographic segment and other supplemental information.)

D&B’s Full-Year Results

The Company reported 2002 diluted earnings per share of $2.15, up 26 percent from $1.71 for the comparable period a year ago, before net charges. As reported after net charges, diluted earnings per share for 2002 was $1.87, up 2 percent compared with $1.84 a year ago.

Core revenue for 2002 was $1,275.6 million, up 3 percent from 2001 before the effect of foreign exchange and up 4 percent after the effect of foreign exchange.

The Company’s full-year core revenue growth was in line with its previous guidance. The Company exceeded its previous 22 to 24 percent guidance for EPS growth.

Core revenue growth reflects one percent growth in Risk Management Solutions, 7 percent growth in Sales & Marketing Solutions, and 24 percent growth in Supply Management Solutions. On a comparable year-on-year basis, the Company’s acquisitions of iMarket and Harris InfoSource in 2001, and Data House in the third quarter of 2002, together contributed approximately 1.5 points of core revenue growth for the year.

Total revenue was down 3 percent in 2002 before the effect of foreign exchange and down 2 percent after the effect of foreign exchange.

Operating income for 2002 was $286.8 million, up 11 percent over the prior year before net charges. As reported after net charges, operating income was $255.9 million, up 15 percent over the prior year period. Operating income results reflect the benefits of the Company’s revenue growth and ongoing financial flexibility initiatives.

Non-operating income (expense) – net for 2002 was $(16.7) million of expense, including the $2.4 million fourth-quarter gain related to the sale of the company’s Korean operations, a $2.6 million third-quarter gain on the sale of a portion of the Company’s investment in its Singapore joint venture, and a $2.9 million second quarter charge to write off the Company’s investment in its joint venture with AIG (Avantrust). Non-operating income (expense) – net for 2001 was $30.0 million of income, including one-time items totaling $50.2 million of income. These one-time items, which primarily represent gains on the 2001 sales of the Company’s Receivables Management Solutions business and its Australia, New Zealand and South Africa businesses, are outlined on Schedule 3.

Net income for 2002 was $165.0 million, up 18 percent from the 2001 period, before net charges. As reported, net income was $143.4 million, down 4 percent for the same period after net charges.

Cash provided by operating activities for 2002 was $213.1 million, compared to $217.1 million for 2001. Excluding $35.4 million received in 2001 as a one-time, upfront payment for a multi-year data contract in connection with the sale of the Receivables Management business, cash from operating activities was up 17 percent over 2001.

Full Year Segment Results

North America

For 2002, North America’s core revenue was $912.1 million, up 5 percent from the prior year period. This growth reflects growth in all customer solution sets, with Risk Management Solutions up 1 percent, Sales & Marketing Solutions up 13 percent, and Supply Management Solutions up 9 percent. On a comparable year-on-year basis, the acquisitions of iMarket and Harris InfoSource in 2001 contributed one point of core revenue growth in the North America segment.

North America’s operating income for 2002 was $313.1 million, up 6 percent from $295.8 million in the prior year period. North America’s 2001 operating income includes the results of the Company’s Receivable Management Services business, which was sold in the third quarter of 2001. Excluding this income, North America’s 2002 operating income would have been up 7 percent compared to the prior year period.

Europe

For 2002, Europe’s core revenue was $330.6 million, down 2 percent from the prior year period before the effect of foreign exchange, reflecting ongoing weak market conditions. Risk Management Solutions was down 1 percent and Sales & Marketing Solutions was down 13 percent, while Supply Management Solutions more than doubled. These results include $7.1 million of Risk Management Solutions revenue in 2002 from the acquisition of Data House, which contributed 2 points of core revenue growth in the Europe segment. Growth rates are all before the effect of foreign exchange.

After the effect of foreign exchange, 2002 core revenue from Europe was up 2 percent compared with the prior year period. The acquisition of Data House contributed 2 points of core revenue growth in the Europe segment after the effect of foreign exchange.

Europe’s operating income was $38.8 million for the period, up 66 percent compared to operating income of $23.4 million in the prior year period despite the revenue decline, reflecting the lower cost base associated with the Company’s financial flexibility initiatives.

APLA

2002 core revenue from APLA was $32.9 million, a 7 percent increase over the prior year period. This result reflects a 7 percent increase in Risk Management Solutions and a 7 percent increase in Sales & Marketing Solutions. These growth rates are before the effect of foreign exchange.

After the effect of foreign exchange, full year core revenue from APLA was up 3 percent compared with the prior year period.

APLA’s operating income was $4.7 million for the period compared to an operating loss of $0.1 million in the prior year period.

(See Schedule 4 for revenue by product line for each geographic segment and other supplemental information.)

Restructuring Charges and One-Time Items (“Net Charges”)

In the 2002 second quarter, the Company recorded a $30.9 million pre-tax ($21.6 million after-tax or 28 cents per diluted share) restructuring charge as Corporate and Other expense, primarily for severance and the write-off of assets resulting from its financial flexibility initiatives. The actions associated with that charge are expected to capture approximately $80 million in funds that can be invested to create value for shareholders in 2003, bringing to $280 million the total amount of funds created by the Company’s financial flexibility initiatives that can be reallocated for the year.

Details of 2001 net charges, totaling $0.6 million of pre-tax income ($0.3 million after-tax with no impact on earnings per share) in the fourth quarter and $14.7 million of pre-tax income ($10.4 million after-tax or $0.13 per diluted share) for the full year are outlined on Schedule 3.

Non-Cash Restatement of Prior Period Financial Results

Results reported in this press release reflect the non-cash restatement of the Company’s prior period results to correct timing errors in the recognition of some of the revenue associated with 14 of the Company’s 200+ products. The restatement is expected to reduce the total amount of revenue recognized during the period January 1, 1997 through September 30, 2002, by $32.3 million, or 0.4 percent of the revenue reported during that 5-3/4 year period. It is expected to reduce the total amount of net income for the same period by $21.5 million, or 1.9 percent of the net income reported during that period. See Schedule 5 for a reconciliation of reported results to restated results.

The Company conducted a review of its revenue recognition from 1997 through 2002. During this review, it identified that some revenue associated with 14 products had been recognized at the time of billing, instead of being deferred and recognized over the customer contract period (generally 12 months). The effect of the errors over this entire period has been quantified, and the impacts on 2001 and 2002 have been finalized. The Company has estimated the inter-period impact of the errors on 1997 through 2000, and expects to finalize these amounts within four weeks. The Company will shortly thereafter restate and amend its financial statements for the years 1997 through 2001, and for the first three quarters of 2002, as previously filed with the Securities and Exchange Commission.

The correction of these errors affects the timing of revenue recognition, but not the total amount of revenue recognized over the customer contract period, and has no impact on the timing or amount of the Company’s cash flow.

“We have taken this restatement seriously,” said Loren, “and conducted our review with the assistance of our external auditors and other outside advisors. As a result of this restatement, we have strengthened our processes to prevent such errors from occurring in the future,” Loren said.

Outlook

“Our Blueprint strategy continues to deliver solid results,” said Loren. “We are confident that with the superb leadership of our team members and the benefits of our investments for growth, we will continue to see top line growth that will enable us to achieve our aspiration.”

The Company’s aspiration is to become a growth company with an important presence on the Web. It has described a growth company as one with revenue growth of 7 to 9 percent before the effect of foreign exchange and earnings per share growth in the mid-to-upper teens, on a consistent basis. A company with an important presence on the Web is one that delivers approximately 80 percent of its revenues over the internet.

For 2003, assuming the current economic conditions in the United States and Europe continue, the Company expects core revenue growth of 4 to 5 percent before the effect of foreign exchange. This growth rate assumes that D&B completes its recently-announced acquisition of Hoover’s Inc. during the first quarter of 2003. Hoover’s is expected to contribute approximately 1.5 points of full-year core revenue growth to D&B’s 2003 results.

The Company previously announced 2003 net charges (a $16 million pre-tax restructuring charge and a $13 million pre-tax loss on the monetization of real estate, both related to financial flexibility initiatives, and a $7 million pre-tax insurance recovery) totaling $0.25 per share in a January 13, 2003 news release.

The Company expects full-year diluted earnings per share between $2.50 and $2.54 before net charges, representing between 16 and 18 percent EPS growth. It expects to report diluted earnings per share between $2.25 and $2.29, representing between 20 and 22 percent EPS growth, after net charges. This

2003 guidance includes the previously-announced $0.08 per share dilutive impact of the Hoover’s acquisition.

Further with respect to guidance for full year 2003, the Company expects that:

•	It will deliver 70+ percent of its revenue over the Web by the end of the year, compared with 65 percent at the end of 2002;

•	Capital expenditures and capitalized software costs will be between $40 and $50 million, compared with $53.5 million in 2002;

•	Depreciation and amortization expense will be between $75 and $80 million, compared with $84.2 million in 2002; and

•	Its effective tax rate will be between 37 and 38 percent.

Use of Non-GAAP Financial Measures

D&B management uses “operating income before net charges,” “earnings per share before net charges,” “core revenue,” and “revenue growth before the effect of foreign exchange” in managing and evaluating the performance of its business. Management believes it is appropriate to report these measures to assist investors in analyzing the Company’s business performance and trends. These non-GAAP measures should not be considered in isolation or as a substitute for “operating income,” “earnings per share,” “total revenue,” or “revenue growth” reported in accordance with generally accepted accounting principles.

Fourth Quarter Teleconference

D&B will review its fourth-quarter financial results in a conference call with the investment community on Thursday, February 6, 2003, at 10 a.m. ET. Live audio of the conference call will be accessible on D&B’s Investor Relations Web site at http://investor.dnb.com. A replay of the conference call will be available on the Website through midnight ET, Thursday, February 13, 2003.

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D&B (NYSE: DNB) provides the information, tools and expertise to help customers Decide with Confidence. D&B enables customers quick access to objective, global information whenever and wherever they need it. Customers use D&B Risk Management Solutions to manage credit exposure, D&B Sales &

Marketing Solutions to find profitable customers and D&B Supply Management Solutions to manage suppliers efficiently. D&B’s E-Business Solutions are also used to provide Web-based access to trusted business information for current customers as well as new small business and other non-traditional customers. Over 90 percent of the Business Week Global 1000 rely on D&B as a trusted partner to make confident business decisions. For more information, please visit www.dnb.com.

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Forward-Looking Statements

Certain statements in this press release are forward-looking. Statements that are not historical facts are forward-looking statements. In addition, words such as “expects,” “anticipates,” “believes,” “plans,” “guidance” and similar expressions are intended to identify forward-looking statements. All such forward-looking statements are based on D&B’s reasonable expectations at the time that they are made. However, forward-looking statements are not guarantees of future performance as they involve risks, uncertainties and assumptions that may prove to be incorrect and that may cause D&B’s actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks, uncertainties and assumptions that may affect D&B’s performance include: the possibility that economic or other conditions might lead to a reduction in the demand for D&B products and services worldwide and/or the lengthening of sales cycles; the possibility that the current economic slowdown may worsen and/or persist for an unpredictable period of time; D&B’s ability to successfully implement its Blueprint for Growth, including the ability to achieve its financial flexibility objectives on terms and conditions contemplated by D&B; changes in the business information and risk management industries and markets, including changes in customer preferences for products and product delivery formats resulting from advances in information technology; competitive pressures causing price reductions and/or loss of market share; risks associated with investments and operations in foreign countries, including foreign economic conditions, exchange rate fluctuations, regulatory environment, and cultural factors; D&B’s ability to successfully integrate recent and future acquisitions, alliances and investments; D&B’s ability to protect its proprietary information and technology or to obtain necessary licenses and services on commercially reasonable terms; the potential loss of key business assets, including data center capacity, or interruption of telecommunication links or power sources; changes in the legislative, accounting, regulatory and commercial environments affecting D&B’s ability to collect, manage, aggregate, use and distribute data; and D&B’s ability to attract and retain key employees. D&B undertakes no obligation to update any forward-looking statements to reflect future events or circumstances.

In addition, risks, uncertainties and assumptions that may cause actual results to differ materially with respect to any forward looking statements concerning the acquisition of Hoover’s include: the possibility that the closing conditions contained in the merger agreement will not be satisfied; the uncertainties associated with certain litigation filed against Hoover’s in connection with the acquisition, including the risk of an adverse judgment; challenges to the acquisition by certain shareholders of Hoover’s, including the risk of a superior proposal by a third party; the risk that revenue growth opportunities expected to result from the merger will not be attained; the loss of key employees, data suppliers, customers and distributors; and the inability to continue to generate unique visitors to Hoover’s website and to convert such visitors into sales leads and paid subscriptions at forecasted rates.

Schedule 1

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited)

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			BFX			BFX
		Restated	% Change		Restated	% Change
Amounts in millions, except per share data	2002	2001	Fav/(Unfav)	2002	2001	Fav/(Unfav)

Revenue:
North America	$245.0	$229.4	6.8%	$912.1	$870.4	4.9%
Europe	102.4	97.6	-3.9%	330.6	322.9	-1.9%
Asia Pacific/Latin America	8.7	9.2	-0.4%	32.9	32.1	6.9%

Core Revenue	356.1	336.2	3.5%	1,275.6	1,225.4	3.2%
Receivable Management Services and Other Divested Businesses (1)	—	.9	-100.0%	—	79.2	-100.0%

Total Revenue	$356.1	$337.1	3.3%	$1,275.6	$1,304.6	-3.0%

Operating Income (Loss):
North America	$99.3	$87.8		$313.1	$295.8
Europe	24.1	20.7		38.8	23.4
Asia Pacific/Latin America	1.5	(.3)		4.7	(.1)

Total Divisions	124.9	108.2		356.6	319.1
Corporate and Other (2)	(17.6)	(26.2)		(100.7)	(95.5)

Operating Income	107.3	82.0		255.9	223.6

Interest Income	1.0	1.2		3.0	5.5
Interest Expense	(4.7)	(4.5)		(19.5)	(16.4)
Minority Interest Expense	—	—		—	(5.4)
Other Income (Expense) — Net (3)	1.8	12.3		(.2)	46.3

Non-Operating Income (Expense) — Net	(1.9)	9.0		(16.7)	30.0

Income before Provision for Income Taxes	105.4	91.0		239.2	253.6
Provision for Income Taxes	41.1	36.9		94.1	100.2
Equity in Net Losses of Affiliates	—	(.2)		(1.7)	(3.5)

Net Income (4)	$64.3	$53.9		$143.4	$149.9

Basic Earnings Per Share of Common Stock	$.86	$.69		$1.93	$1.89

Diluted Earnings Per Share of Common Stock (5)	$.84	$.67		$1.87	$1.84

Weighted Average Number of Shares Outstanding:
Basic	74.4	77.6		74.5	79.4

Diluted	76.7	80.2		76.9	81.5

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.
BFX — Before the effect of foreign exchange

This financial information reflects the impact of the adjustments that will be made in the restatement of the Company’s previously reported financial results (see Schedule 5).

Schedule 2

The Dun & Bradstreet Corporation
Consolidated Statement of Operations (unaudited) — Before Net Charges

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			BFX			BFX
		Restated	% Change		Restated	% Change
Amounts in millions, except per share data	2002	2001	Fav/(Unfav)	2002	2001	Fav/(Unfav)

Revenue:
North America	$245.0	$229.4	6.8%	$912.1	$870.4	4.9%
Europe	102.4	97.6	-3.9%	330.6	322.9	-1.9%
Asia Pacific/Latin America	8.7	9.2	-0.4%	32.9	32.1	6.9%

Core Revenue	356.1	336.2	3.5%	1,275.6	1,225.4	3.2%
Receivable Management Services and Other Divested Businesses (1)	—	.9	-100.0%	—	79.2	-100.0%

Total Revenue	$356.1	$337.1	3.3%	$1,275.6	$1,304.6	-3.0%

Operating Income (Loss):
North America	$99.3	$87.8		$313.1	$295.8
Europe	24.1	20.7		38.8	23.4
Asia Pacific/Latin America	1.5	(.3)		4.7	(.1)

Total Divisions	124.9	108.2		356.6	319.1
Corporate and Other (2)	(17.6)	(13.5)		(69.8)	(60.0)

Operating Income	107.3	94.7		286.8	259.1

Interest Income	1.0	1.2		3.0	5.5
Interest Expense	(4.7)	(4.5)		(19.5)	(16.4)
Minority Interest Expense	—	—		—	(5.4)
Other Income (Expense) — Net (3)	1.8	(1.0)		(0.2)	(3.9)

Non-Operating Expense — Net	(1.9)	(4.3)		(16.7)	(20.2)

Income before Provision for Income Taxes	105.4	90.4		270.1	238.9
Provision for Income Taxes	41.1	36.6		103.4	95.9
Equity in Net Losses of Affiliates	—	(.2)		(1.7)	(3.5)

Net Income (4)	$64.3	$53.6		$165.0	$139.5

Basic Earnings Per Share of Common Stock	$.86	$.69		$2.22	$1.76

Diluted Earnings Per Share of Common Stock (5)	$.84	$.67		$2.15	$1.71

Weighted Average Number of Shares Outstanding:
Basic	74.4	77.6		74.5	79.4

Diluted	76.7	80.2		76.9	81.5

See Schedule 3 (Notes to Schedules), which is an integral part of the consolidated statement of operations.
BFX — Before the effect of foreign exchange
Net Charges — Restructuring charges and one-time items

This financial information reflects the impact of the adjustments that will be made in the restatement of the Company’s previously reported financial results (see Schedule 5).

Schedule 3

The Dun & Bradstreet Corporation
Notes to Schedules (unaudited)

(1)	2001 includes revenues from the Receivable Management Services (RMS) business, which was divested in the quarter ended June 30, 2001 and the effect of other business model changes in the Asia Pacific/Latin America segment.

(2)	The following table reconciles between the Corporate and Other expenses included in Schedule 1 and Schedule 2:

	Quarter Ended		Year-to-Date
	December 31,		December 31,

Amounts in millions	2002	2001	2002	2001

Corporate and Other — As Reported (Schedule 1)	$(17.6)	$(26.2)	$(100.7)	$(95.5)
Restructuring Expense — Net	—	—	(30.9)	(28.8)
Other Various Asset Impairments	—	(6.2)	—	(6.2)
Asset Write-off for World Trade Center Attack	—	—	—	(1.0)
Murray Hill Facility Impairment	—	(6.5)	—	(6.5)
Reorganization Costs	—	—	—	7.0

Corporate and Other — Before Net Charges (Schedule 2)	$(17.6)	$(13.5)	$(69.8)	$(60.0)

In 2002 the Company recorded, within Corporate and Other, a charge for restructuring related to the financial flexibility program.

In 2001 the Company recorded, within Corporate and Other, a charge for restructuring related to the financial flexibility program, charges resulting from the impairment of capitalized software and the write-off of certain assets made obsolete or redundant during the year, a charge to write-off assets lost in the World Trade Center attack, and a charge to reflect the impairment in value of the Company’s Murray Hill facility, which the Company sold in 2002. Partially offsetting these charges was a reversal of excess accrued reorganization costs incurred in connection with the 2000 separation from Moody’s.

(3)	The following table reconciles between the Other Income (Expense) — Net included in Schedule 1 and Schedule 2:

	Quarter Ended		Year-to-Date
	December 31,		December 31,

Amounts in millions	2002	2001	2002	2001

Other Income (Expense) — Net — As Reported (Schedule 1)	$1.8	$12.3	$(.2)	$46.3
Gain on Sale of RMS Business	—	—	—	36.4
Gain on Sale of Australia / New Zealand Operations	—	11.1	—	17.7
Gain on Sale of Portion of South Africa Investment	—	2.2	—	2.2
Write-down of Impaired Investments	—	—	—	(6.1)

Other Income (Expense) — Net — Before Net Charges (Schedule 2)	$1.8	$(1.0)	$(.2)	$(3.9)

In 2001 the Company recorded, within Other Income (Expense) – Net, a gain on the sale of the Receivable Management Services business, a gain on the sale of a majority stake in the Company’s Australia/New Zealand operations, and a gain on the sale of a major portion of the Company’s minority investment in a South African operation. These gains were partially offset by a charge to write-down certain impaired investments.

Schedule 3
(cont’d)

The Dun & Bradstreet Corporation
Notes to Schedules (unaudited)

(4)	The following table reconciles between the Net Income included in Schedule 1 and Schedule 2:

	Quarter Ended		Year-to-Date
	December 31,		December 31,

		Restated		Restated
Amounts in millions	2002	2001	2002	2001

Net Income — As Reported (Schedule 1)	$64.3	$53.9	$143.4	$149.9
Restructuring Expense — Net	—	—	(21.6)	(24.1)
Other Various Asset Impairments	—	(5.6)	—	(5.6)
Asset Write-off for World Trade Center Attack	—	—	—	(.6)
Murray Hill Facility Impairment	—	(6.5)	—	(6.5)
Reorganization Costs	—	—	—	5.6
Gain on Sale of RMS Business	—	—	—	27.8
Gain on Sale of Australia / New Zealand Operations	—	11.1	—	16.2
Gain on Sale of Portion of South Africa Investment	—	1.3	—	1.3
Write-down of Impaired Investments	—	—	—	(3.7)

Net Income — Before Net Charges (Schedule 2)	$64.3	$53.6	$165.0	$139.5

(5)	The following table reconciles between the Diluted Earnings Per Share included in Schedule 1 and Schedule 2:

	Quarter Ended		Year-to-Date
	December 31,		December 31,

		Restated		Restated
	2002	2001	2002	2001

Diluted EPS — As Reported (Schedule 1)	$.84	$.67	$1.87	$1.84
Restructuring Expense — Net	—	—	(.28)	(.29)
Other Various Asset Impairments	—	(.07)	—	(.07)
Asset Write-off for World Trade Center Attack	—	—	—	(.01)
Murray Hill Facility Impairment	—	(.08)	—	(.08)
Reorganization Costs	—	—	—	.07
Gain on Sale of RMS Business	—	—	—	.34
Gain on Sale of Australia / New Zealand Operations	—	.14	—	.20
Gain on Sale of Portion of South Africa Investment	—	.02	—	.02
Write-down of Impaired Investments	—	—	—	(.04)

Diluted EPS — Before Net Charges (Schedule 2)	$.84	$.67	$2.15	$1.71

This financial information reflects the impact of the adjustments that will be made in the restatement of the Company’s previously reported financial results (see Schedule 5).

Schedule 4

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

	Quarter Ended			Year-to-Date
	December 31,			December 31,
			BFX			BFX
		Restated	% Change		Restated	% Change
Amounts in millions	2002	2001	Fav/(Unfav)	2002	2001	Fav/(Unfav)

Product Line Revenue:
North America:
Risk Management Solutions	$142.4	$137.9	3.3%	$594.3	$586.9	1.3%
Sales & Marketing Solutions	90.4	82.0	10.4%	289.1	257.1	12.6%
Supply Management Solutions	12.2	9.5	26.5%	28.7	26.4	8.6%

Core Revenue	245.0	229.4	6.8%	912.1	870.4	4.9%
Receivable Management Services and Other Divested Businesses	—	.5	-100.0%	—	39.4	-100.0%

Total North America	245.0	229.9	6.6%	912.1	909.8	0.3%

Europe:
Risk Management Solutions	80.0	74.3	-1.6%	261.5	252.6	-0.9%
Sales & Marketing Solutions	19.3	21.8	-18.0%	60.3	67.0	-13.2%
Supply Management Solutions	3.1	1.5	83.9%	8.8	3.3	—

Core Revenue	102.4	97.6	-3.9%	330.6	322.9	-1.9%
Receivable Management Services and Other Divested Businesses	—	—	—	—	17.4	-100.0%

Total Europe	102.4	97.6	-3.9%	330.6	340.3	-6.9%

APLA:
Risk Management Solutions	6.3	7.2	-5.3%	25.0	24.7	6.8%
Sales & Marketing Solutions	2.4	2.0	17.7%	7.9	7.4	7.1%
Supply Management Solutions	—	—	—	—	—	—

Core Revenue	8.7	9.2	-0.4%	32.9	32.1	6.9%
Receivable Management Services and Other Divested Businesses	—	.4	-100.0%	—	22.4	-100.0%

Total APLA	8.7	9.6	-3.1%	32.9	54.5	-36.1%

Total Corporation:
Risk Management Solutions	228.7	219.4	1.4%	880.8	864.2	0.8%
Sales & Marketing Solutions	112.1	105.8	4.7%	357.3	331.5	7.3%
Supply Management Solutions	15.3	11.0	34.5%	37.5	29.7	24.3%

Core Revenue	356.1	336.2	3.5%	1,275.6	1,225.4	3.2%
Receivable Management Services and Other Divested Businesses	—	.9	-100.0%	—	79.2	-100.0%

Total Revenue	$356.1	$337.1	3.3%	$1,275.6	$1,304.6	-3.0%

Geographic Revenue:
United States	$237.4	$222.8		$884.2	$882.0
International	118.7	114.3		391.4	422.6

Total Geographic Revenue	$356.1	$337.1		$1,275.6	$1,304.6

Operating Costs:
Operating Expenses	$80.8	$96.5		$392.1	$441.2
Selling and Administrative Expenses	144.1	136.0		512.5	523.5
Depreciation and Amortization	23.9	22.6		84.2	94.5
Restructuring Expense — Net	—	—		30.9	28.8
Reorganization Costs	—	—		—	(7.0)

Total Operating Costs	$248.8	$255.1		$1,019.7	$1,081.0

Capital Expenditures	$7.6	$4.4		$15.8	$16.2

Additions to Computer Software & Other Intangibles	$12.0	$10.4		$37.7	$37.0

	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002	Mar 31, 2002	Dec 31, 2001

Net Debt Position:
Cash and Cash Equivalents	$191.9	$136.0	$147.1	$89.4	$145.3
Notes Payable	(.1)	(.1)	(.1)	(35.7)	—
Long-Term Debt	(299.9)	(299.9)	(299.7)	(299.6)	(299.6)

Net Debt	$(108.1)	$(164.0)	$(152.7)	$(245.9)	$(154.3)

BFX — Before the effect of foreign exchange

This financial information reflects the impact of the adjustments that will be made in the restatement of the Company’s previously reported financial results (see Schedule 5).

Schedule 4
(cont’d)

The Dun & Bradstreet Corporation
Supplemental Financial Data (unaudited)

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142), “Goodwill and Other Intangible Assets.” The adoption of this Standard resulted in a reduction in amortization expense in 2002 compared to 2001. The pro forma impact of this accounting policy change is outlined in the table below:

	Quarter Ended		Year-to-Date
	December 31,		December 31,

		Restated		Restated
Amounts in millions, except per share data	2002	2001	2002	2001

Results as Reported After Net Charges (Schedule 1):
Net Income	$64.3	$53.9	$143.4	$149.9
Add Back: Goodwill Amortization	—	1.4	—	5.3

Adjusted Net Income	$64.3	$55.3	$143.4	$155.2

Diluted EPS	$.84	$.67	$1.87	$1.84
Add Back: Goodwill Amortization	—	.02	—	.06

Adjusted Diluted EPS	$.84	$.69	$1.87	$1.90

Results Before Net Charges (Schedule 2):
Net Income	$64.3	$53.6	$165.0	$139.5
Add Back: Goodwill Amortization	—	1.4	—	5.3

Adjusted Net Income	$64.3	$55.0	$165.0	$144.8

Diluted EPS	$.84	$.67	$2.15	$1.71
Add Back: Goodwill Amortization	—	.02	—	.06

Adjusted Diluted EPS	$.84	$.69	$2.15	$1.77

This financial information reflects the impact of the adjustments that will be made in the restatement of the Company’s previously reported financial results (see Schedule 5).

Schedule 5

The Dun & Bradstreet Corporation
Restatement of Prior Period Financial Results
Reconciliation of Reported Results to Restated Results (unaudited)

						9 Months
						Ended
Amounts in millions, except per share data	1997 *	1998 *	1999 *	2000 *	2001	Sep 30, 2002

Total Revenue:
Reported	$1,353.6	$1,420.5	$1,407.7	$1,417.6	$1,308.8	$920.9
Restated	1,338.3	1,412.6	1,406.7	1,415.1	1,304.6	919.5

Change	$(15.3)	$(7.9)	$(1.0)	$(2.5)	$(4.2)	$(1.4)
Cumulative Change	$(15.3)	$(23.2)	$(24.2)	$(26.7)	$(30.9)	$(32.3)

Net Income:
Reported	$184.0	$280.1	$256.0	$206.6	$153.2	$79.0
Restated	174.4	274.3	255.3	204.4	149.9	79.1

Change	$(9.6)	$(5.8)	$(.7)	$(2.2)	$(3.3)	$.1
Cumulative Change	$(9.6)	$(15.4)	$(16.1)	$(18.3)	$(21.6)	$(21.5)

Diluted Earnings Per Share:
Reported	$2.13	$3.26	$3.12	$2.52	$1.88	$1.03
Restated	2.02	3.19	3.11	2.49	1.84	1.03

Change	$(.11)	$(.07)	$(.01)	$(.03)	$(.04)	$—

*     The Company has presented its estimate of the inter-period impact of the restatement for the years 1997 through 2000, which it expects to finalize within four weeks.

Reported Revenue amounts in the table above have been presented in a manner consistent with the Company’s consolidated financial statements. Such amounts represent revenue from continuing operations and do not include revenue from Moody’s Investors Services, Inc. and R.H. Donnelley, the operations whose results were reported as Income from Discontinued Operations, Net of Income Taxes in the Company’s consolidated financial statements for the years 1997 through 2000. Reported Net Income amounts for 1997 through 2000 include the results of continuing operations, discontinued operations and a cumulative effect of accounting change in 1997.

Schedule 5
(cont’d)

The Dun & Bradstreet Corporation
Restatement of Prior Period Financial Results
Reconciliation of Reported Results to Restated Results (unaudited)

	2002

	Quarter Ended			9 Months
				Ended
Amounts in millions, except per share data	Mar 31	Jun 30	Sep 30	Sep 30

Total Revenue:
Reported	$318.5	$305.2	$297.2	$920.9
Restated	314.7	305.9	298.9	919.5

Change	$(3.8)	$.7	$1.7	$(1.4)

Net Income:
Reported	$35.6	$10.2	$33.2	$79.0
Restated	33.5	10.9	34.7	79.1

Change	$(2.1)	$.7	$1.5	$.1

Diluted Earnings Per Share:
Reported	$.46	$.13	$.43	$1.03
Restated	.43	.14	.45	1.03

Change	$(.03)	$.01	$.02	$—

	2001

	Quarter Ended
					Year Ended
Amounts in millions, except per share data	Mar 31	Jun 30	Sep 30	Dec 31	Dec 31

Total Revenue:
Reported	$357.6	$320.7	$290.5	$340.0	$1,308.8
Restated	352.1	322.8	292.6	337.1	1,304.6

Change	$(5.5)	$2.1	$2.1	$(2.9)	$(4.2)

Net Income:
Reported	$30.9	$36.7	$29.1	$56.5	$153.2
Restated	27.5	38.1	30.4	53.9	149.9

Change	$(3.4)	$1.4	$1.3	$(2.6)	$(3.3)

Diluted Earnings Per Share:
Reported	$.37	$.44	$.36	$.70	$1.88
Restated	.33	.46	.37	.67	1.84

Change	$(.04)	$.02	$.01	$(.03)	$(.04)